UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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☐	Soliciting Material Pursuant to § 240.14a-12

Brookfield DTLA Fund Officer Trust Investor Inc.

(Name of Registrant as Specified in its Charter)

Panning Master Fund, LP

Panning Capital Management, LP

Panning Holdings GP, LLC

William M. Kelly

Kieran W. Goodwin

Franklin S. Edmonds

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Panning Group

510 Madison Avenue, Suite 2400

New York, NY 10022

September 23, 2014

Dear Fellow Brookfield Preferred Stockholder:

Enclosed please find proxy materials for the important Annual Meeting of Stockholders of Brookfield DTLA Fund Office Trust Investor Inc., to be held at 11:00 A.M. on October 17, 2014 at 250 Vesey Street, New York, NY 10281. The Panning Group seeks to elect two well-qualified nominees to represent the interests of holders of Series A Preferred Stock on the Board of Directors.

Alan Carr is an investment professional with almost 20 years of experience working from the principal and advisor side on complex, process-intensive financial situations and he is the founder of Drivetrain Advisors, a fiduciary services firm.

Craig Perry is the Chief Executive Officer and founder of Haloroc Holdings Corporation, a private holding company with a focus on investing in the real estate, financial and energy markets.

For a more complete description of our nominees’ experience, please review the enclosed proxy statement.

Your vote is very important, no matter how many or how few shares you may own. You are NOT required to attend the Annual Meeting in person in order to vote your shares. Please use the enclosed proxy card to cast your vote TODAY by telephone, via the Internet, or by signing, dating and returning it in the envelope provided.

Very truly yours,

Panning Master Fund, LP

Panning Capital Management, LP

Panning Holdings GP, LLC

William M. Kelly

Kieran W. Goodwin

Franklin S. Edmonds

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.